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                                                                    Exhibit 1(e)

                              ARTICLES OF AMENDMENT

                                       OF

                    RESTATEMENT OF ARTICLES OF INCORPORATION

                                       OF

                   BRINSON FINANCIAL SERVICES GROWTH FUND INC.



         Brinson Financial Services Growth Fund Inc., a Maryland Corporation, having its principal office in Baltimore, Maryland (the "Corporation"), desiring to change its name to UBS Financial Services Fund Inc., hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:

         Article SECOND of the Restatement of Articles of Incorporation of the Corporation is amended by striking "Brinson Financial Services Growth Fund Inc." and substituting therefor "UBS Financial Services Fund Inc."

SECOND:

         This amendment was approved by the Board of Directors on February 13, 2002, and is to become effective April 8, 2002.


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         IN WITNESS WHEREOF, Brinson Financial Services Growth Fund Inc., has
caused these presents to be signed in its name on its behalf by its Vice President and Secretary and its corporate seal to be hereunto affixed and attested to by its Assistant Secretary on this 13th day of February, 2002.

                                     Brinson Financial Services Growth Fund Inc.


                                     By: /s/ Amy R. Doberman
                                        ---------------------------------------
                                        Amy R. Doberman
                                        Vice President and Secretary

Attest:
/s/ Evelyn De Simone
--------------------------
Assistant Secretary


         THE UNDERSIGNED, Vice President and Secretary of Brinson Financial Services Growth Fund Inc., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of her knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                     By: /s/ Amy R. Doberman
                                        ---------------------------------------
                                        Amy R. Doberman
                                        Vice President and Secretary


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